THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, OTHER THAN PURSUANT TO REGISTRATION UNDER SAID ACT OR IN CONFORMITY WITH THE LIMITATIONS OF RULE 144 PROMULGATED THEREUNDER OR OTHER SIMILAR RULE AS THEN IN EFFECT, WITHOUT FIRST OBTAINING (i) A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER'S COUNSEL TO THE EFFECT THAT THE CONTEMPLATED SALE OR OTHER DISPOSITION WILL NOT BE IN VIOLATION OF SAID ACT OR (ii) A `NO-ACTION' LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT SUCH STAFF WILL TAKE NO ACTION IN RESPECT OF THE CONTEMPLATED SALE OR OTHER DISPOSITION.


                                  ENDOGEN, INC.



                          CONVERTIBLE SUBORDINATED NOTE


$2,002,978                                                       March 4, 1996



        FOR VALUE RECEIVED, the undersigned, ENDOGEN, INC., a Massachusetts corporation (the "Company"), hereby promises to pay to the order of T CELL DIAGNOSTICS, INC., a Delaware corporation ("Payee"), or registered assigns, the principal sum of TWO MILLION TWO THOUSAND NINE HUNDRED SEVENTY-EIGHT DOLLARS ($2,002,978), payable in ten semi-annual installments of $200,297.80, plus interest accrued thereon at the rate herein specified, on September 1 and March 1 of each year commencing September 1, 1996 and the entire unpaid balance on March 1, 2001. Interest on the outstanding principal balance hereof shall accrue at the rate of seven percent (7%) per annum.


        Principal and interest shall be payable in lawful money of the United States of America at the address of the registered holder maintained in accordance with Section 1.01 or at such other place as such holder may designate from time to time in writing to the Company.

        This note (this "Note") has been issued pursuant to, is entitled to the benefits of and is subject to the provisions of an Asset Purchase Agreement (the "Agreement") dated as of March 4, 1996 between (i) the Company and (ii) the Payee and T Cell Sciences, Inc., a Delaware corporation ("TCS"), and each holder of this Note, by his acceptance hereof, agrees to be bound by the provisions of the Agreement, a copy of which may be inspected by the registered holder hereof at the principal office of the Company. As used herein, the term "Note" means and includes this Note and any note issued in a transfer, exchange or replacement hereof or thereof.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

                                    ARTICLE I

        1.01. Registration, Etc. The Company shall maintain at its principal office a note register containing a record of the name and address of the registered holder of the Note, the address to which notices are to be sent and the address to which payments are to be made as designated by the registered holder if other than the address of the holder, and the particulars of all transfers, exchanges and replacements of the Note. No transfer of the Note shall be valid unless made on such register by the registered holder or its duly appointed attorney, upon surrender therefor for exchange as hereinafter provided, accompanied by an instrument in writing, in form and execution reasonably satisfactory to the Company. Each Note, whether issued originally or upon transfer, exchange or replacement of the Note, shall be registered on the date of execution thereof by the Company. The registered holder of a Note shall be that person in whose name the Note has been registered by the Company. The right to the principal of, and interest on, the Note may be transferred only in accordance with the provisions of this Section 1.01 and only on the register maintained by the Company, and the registered holder shall be deemed the owner of the Note for all purposes of the Note.

        1.02. Transfer and Exchange. The registered holder of the Note may, prior to maturity or conversion in full thereof, surrender the Note at the principal office of the Company for transfer (subject to compliance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, as more particularly described in
Section 3.30 of the Agreement) or exchange. Promptly after notice to the Company from a registered holder of its intention to make such transfer or exchange and without expense (other than transfer taxes, if any) to such registered holder, the Company shall issue in transfer or exchange therefor another Note dated the date on which such transfer or exchange is made on the Note register maintained by the Company, and for the same principal amount as the unpaid principal amount of, the Note so surrendered, having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered. Each new Note shall be made payable to such person, or registered assign, as the registered holder of such surrendered Note may designate, and such transfer or exchange shall be made in such manner that no gain or loss of principal or interest shall result therefrom.

        1.03. Replacement. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of the Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of the Note, the Company will issue a new Note, of like tenor and amount and dated the date of execution of such replacement Note by the Company, in lieu of such lost, stolen, destroyed or mutilated Note.

        1.04. Payment on Non-Business Days. Whenever any payment to be made hereunder shall be due on a day which is not a business day, such payment may be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of payment of interest due. For all purposes of the Note, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a legal holiday for banking institutions in Boston, Massachusetts, or a day on which such institutions are authorized or required by law or executive order to close.

        1.05. Payment and Endorsements. Payments of principal and interest on the Note shall be made directly by check duly mailed or delivered to the registered holder at its address as maintained in accordance with Section 1.01 hereof, or, if the holder directs to the Company in writing, to such holder by wire transfer to an account designated by such holder, without any presentment or notation of payment.

                                   ARTICLE II

        2.01.  Conversion.
               ----------

               (a) Conversion Rights. Subject to the terms and conditions of this Article II, the registered holder of this Note shall have the right, at its option at any time and from time to time (except during the Notice Period described in section 2.01(b) during which time such holder shall be subject to the provisions set forth therein), to convert any or all of the outstanding principal amount of the Note into fully paid and nonassessable shares of common stock, $.01 par value per share, of the Company (the "Common Stock"), at a conversion price equal to $4.63 per share of Common Stock, subject to adjustment as provided herein (the "Conversion Price") and in accordance with the provisions of this Article II; provided, however, that the minimum principal amount which the registered holder may convert pursuant to this section 2.01(a) on any single occasion shall be $200,297.80(such conversion being referred to herein as the "Conversion"). The Conversion Price shall be rounded to the nearest whole cent. Such rights of conversion shall be exercised by the holder hereof by giving written notice to the Company that the holder elects to convert a stated principal amount of the Note into Common Stock and by surrender of the Note for the shares so to be converted to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the registered holder of the Note at any time) during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued; provided, that if shares of Common Stock are issued in the name or names of persons other than the holder of this Note, such action shall constitute a transfer under the Securities Act and such transfer must comply with the requirements of Section
3.30 of the Agreement. Any conversion of principal hereunder shall be applied to installments of principal due hereunder in inverse order of maturity.

               (b) Prepayment. The Company may prepay this Note, without penalty, in whole or in part, at any time prior to demand or acceleration, without the consent of the registered holder of this Note upon giving the registered holder of this note 30 days prior written notice; provided, however, that the minimum principal amount which the Company may prepay pursuant to this
Section 2.01(b) on any single occasion shall be $200,297.80(a "Prepayment"). The registered holder of this Note can exercise its conversion rights pursuant to
Section 2.01(a)
any time prior to the expiration of such notice period. Any Prepayment hereunder shall be applied to installments of principal due hereunder in inverse order of maturity.


               (c) Promptly after any Conversion and the Company's receipt of the Note, the Company shall (i) issue and deliver to or upon the written order of the registered holder of the Note a certificate or certificates (registered in the name of such holder or his designee) for the number of full shares of Common Stock issuable upon such Conversion, (ii) pay cash as hereinafter provided in respect of (A) any accrued but unpaid interest on the Note at the time of the Conversion, and (B) any fraction of a share of Common Stock issuable upon such Conversion, and (iii) if any principal amount remains outstanding under the Note, the Company shall issue and deliver a replacement Note for such outstanding principal amount with the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered. The Company, as a condition to the issuance of certificates for Common Stock upon an Conversion, may require the payment of a sum equal to any transfer tax or other governmental charge (but not including any tax payable upon the original issue of the Common Stock deliverable upon such Conversion) that may be imposed or required by law upon any transfer incidental thereto, or the submission of proper proof that the same has been paid. Except as otherwise specifically set forth herein, no payment or adjustment shall be made upon any Conversion on account of any dividends on the Common Stock issued upon such Conversion that are payable to holders of record prior to the date of Conversion.

               (d) Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock upon conversion of the Note. If any fractional interest in a share of Common Stock shall be deliverable upon the conversion of the Note, the Company shall make a cash payment therefor on the same basis as the market price of the Common Stock used in the determination of the number of shares of Common Stock issuable upon the conversion.

               (e) Adjustment Upon Changes in Capitalization. In the event of any change in the number (or conversion or exchange) of issued and outstanding shares of Common Stock by reason of any stock dividend, split-up, merger, recapitalization, combination, exchange of shares, spin-off or other change in the corporate or capital structure of the Company which could have the effect of diluting or otherwise diminishing the rights of the holder of this Note, the number of shares of Common Stock subject to conversion hereunder shall be appropriately adjusted so that the holder of this Note shall receive upon conversion of this Note the number of shares of Common Stock that such holder would have received in respect of the shares of Common Stock that such holder is entitled to purchase upon conversion of this Note if this Note had been converted immediately prior to such event.

               (f) Reorganization. If any capital reorganization or reclassification of the capital stock of the Company shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, adequate provision shall be made whereby the holder of the Note shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein, and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of the Note, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions of the Note shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

        2.02.  Other Conversion Provisions.
               ---------------------------

               (a) Whenever the Conversion Price is required to be adjusted as provided herein, the Company shall promptly make a certificate signed by its President setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Conversion Price, after giving effect to such adjustment, and shall promptly cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the registered holder of the Note, or sent by telex if the holder is not a U.S. resident.

               (b) The Company will at all times reserve from its authorized Common Stock a sufficient number of shares to provide for conversion of the Note. The Company will take such corporate action as may be necessary in order that it may validly and legally issue to the holder of the Note upon conversion fully paid and non-assessable shares of Common Stock at the adjusted Conversion Price.

        2.03. Registration Rights. Payee has no registration rights with respect to this Note or the shares of Common Stock issuable upon conversion of this Note except as set forth in the Registration Rights Agreement.

                                   ARTICLE III

        3.01. Subordination. The Company and each holder of the Note, by such holder's acceptance hereof, covenants and agrees that notwithstanding any other provision of the Note, the payment of the principal of and interest on the Note shall be subordinated in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness (as hereinafter defined) at any time outstanding. The provisions of this Article III shall constitute a continuing representation to all persons who, in reliance upon such provisions, become the holders of or continue to hold Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they or any of them may proceed to enforce such provisions against the Company or against the holder of the Note without the necessity of joining the Company as a party.

        3.02. Senior Indebtedness Defined. The term "Senior Indebtedness" shall mean the principal of and premium, if any, and interest on (a) all indebtedness of the Company, whether outstanding on the date of the Note or thereafter created, (i) for money borrowed from banks, trust companies, insurance companies and other financial institutions (collectively, "Lending Institutions") by the Company or by others and guaranteed, directly or indirectly, by the Company, (ii) in respect of other obligations of the Company or of others and guaranteed, directly or indirectly, by the Company, to Lending Institutions, including but not limited to obligations arising under letters of credit issued by Lending Institutions, pursuant to commercial paper or accounts receivable sold or assigned to Lending Institutions, or constituting purchase money indebtedness to Lending Institutions for the payment of which the Company is directly or contingently liable, and (iii) in respect of obligations of the Company to Lending Institutions, or of others to Lending Institutions and guaranteed, directly or indirectly by the Company, as lessee under leases of personal property, unless in each case referred to above, by the terms of the instrument creating or evidencing the indebtedness it is provided that such indebtedness ranks on a parity with the Note and is entitled to like rights of subrogation, or is subordinated to, or is otherwise not superior in right of payment to the Note, and (b) all renewals, extensions, modifications and refundings of any such indebtedness, guarantees or obligations referred to in clause (a) above, up to a maximum aggregate principal amount equal to the greater of (i) $2,000,000, or
(ii) an amount such that the Company's Consolidated Interest Coverage Ratio (as defined below) for the quarter immediately preceding the incurrence of such indebtedness shall be 1.2 until the execution of financing documentation with Silicon Valley Bank by the Company in connection with the transactions contemplated by the Agreement, at which time such ratio shall equal the comparable ratio set forth in such financing documentation. For purposes of this Note, "Consolidated Interest Coverage Ratio" means, for any period, with respect to any Person for any period, the ratio of (i) consolidated net income before interest, Taxes, depreciation and amortization for such period for such Person and its Subsidiaries on a consolidated bases for such period, excluding (A) extraordinary items, (B) earnings from discontinued businesses and (C) any non-cash gains and losses used in determining net income, to (ii) the aggregate consolidated interest expense of such Person and its Subsidiaries for such period, net of aggregate consolidated interest income of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles. As used in this Section 3.02, the term "purchase money indebtedness" shall mean indebtedness evidenced by a Note, debenture, bond, agreement or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property. In no event, however, shall Senior Indebtedness include any principal of, interest on, or other obligations in respect of the Note.

        3.03. Bankruptcy, Insolvency, Etc. In the event of any insolvency or bankruptcy proceedings relative to the Company or to its property, or, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company or distribution or marshaling of its assets or any composition with creditors of the Company, whether or not pursuant to insolvency or bankruptcy laws (an "Event of Insolvency"), then and in any such event all Senior Indebtedness shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property (except in securities which are subordinated and junior in right of payment to the payment of all Senior Indebtedness then outstanding in terms of substantially the same tenor as this Article III), shall be made on account of the Note by the Company or demanded or accepted by any holder of the Note; and any such payment or distribution which would, but for the provisions hereof, be payable or deliverable in respect of the Note, shall be paid or delivered directly to the holders of Senior Indebtedness (or their duly authorized representatives), until all Senior Indebtedness shall have been paid in full. If the holder of the Note does not file with the appropriate legal authorities a proper claim or proof of debt in the form required in connection with an Event of Insolvency prior to the thirty
(30) days before the expiration of the time to file such claim or proof, then the holders of Senior Indebtedness shall have the right to demand, sue for, collect, receive or receipt for such Senior Indebtedness holder's ratable share of the payments and distributions in respect of the indebtedness represented by the Note which are required to be paid or delivered to any such holder of Senior Indebtedness as provided in this Article III, and to file and prove all claims therefor and to take all such other action in the name of the holder of the Note or otherwise, as such holder of Senior Indebtedness may reasonably determine to be necessary or appropriate for this Article III.

    3.04.  Default on or Acceleration of Senior Indebtedness. In the event that:

        (i) the Company shall be in default in respect of payment of any Senior Indebtedness that does not, by its express terms, permit the holder of such Senior Indebtedness to declare such Senior Indebtedness due and payable prior to its stated maturity, and such default shall not have been cured or waived within sixty (60) days;

then and during the continuance of any such event described in clause (i) of this Section 3.04 (each such event described in clause (i) above being an "Acceleratable Default") for the first 180 days after the holder hereof has received notice from the holder of Senior Indebtedness of the occurrence of such Acceleratable Default and thereafter (provided the holder of any such Senior Indebtedness declares such Senior Indebtedness due and payable within 180 days after the occurrence of such Acceleratable Default (such declaration being an "Acceleration")), no payment or distribution of any character, whether in cash, securities or other property (except in securities which are subordinated and junior in right of payment to the payment of all Senior Indebtedness then outstanding in terms of substantially the same tenor as this Article III) shall be made on account of the Note by the Company or demanded or accepted by the holder of the Note. No more than two notices of the occurrence of Acceleratable Defaults may be given in any 365 day period.

        Without the prior written consent of all holders of any Senior Indebtedness, so long as payments or distributions on account of the Note are prohibited pursuant to this Section 3.04, the holder of the Note will not commence or prosecute (except for the limited purpose of tolling any applicable statute of limitations) any administrative, legal or equitable action against the Company relating to the Note or that might materially adversely affect the Company or its property, and will not assert, collect or enforce all or any portion of the Note. If the holder of the Note, in violation of the provisions set forth herein, shall commence or prosecute any suit, action or proceeding against or affecting the Company, the Company may interpose as a defense or plea the provisions set forth herein, and any holder or holders of the Senior Indebtedness, or their authorized representatives, may intervene and interpose such defense or plea in its own name or in the name of the Company, and may, in any event, have standing to refrain the enforcement of the payment provisions of the Note in its own name or in the name of the Company in the same suit, action or proceeding or in an independent suit, action or proceeding.

        3.05. Payments Held in Trust. In case any payment or distribution shall be paid or delivered to any holder of the Note in violation or contravention of the terms of this Article III, such payment or distribution shall be held in trust for and paid and delivered ratably to the holders of Senior Indebtedness (or their duly authorized representatives) in accordance with their respective priorities and preferences, until all Senior Indebtedness shall have been paid in full; provided, however, that the obligations of the holder of the Note pursuant to this Section 3.05 shall not apply to any payment or distribution, or portion thereof, to such holder to the extent it accrued prior to the later of
(i) thirty (30) days before such holder received written notice that any such payment or distribution would be in violation or contravention of the terms of this Article III because of the existence of a default with respect to Senior Indebtedness or (ii) the occurrence of such default with respect to Senior Indebtedness.

        3.06. Subrogation. Subject to the payment in full of all Senior Indebtedness and until the Note shall be paid in full, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of this Article III) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the holder of the Note, be deemed to be a payment by the Company to or on account of the Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the holder of the Note would be entitled except for the provisions of this Article III shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the holder of the Note, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

        3.07. Scope of Article. The provisions of this Article III are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Article III or elsewhere in the Note is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, the obligation of the Company to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with the terms thereof, or to affect the relative rights of the holder of the Note and creditors of the Company other than the holders of the Senior Indebtedness.

        3.08. Survival of Rights. The right of any present or future holder of Senior Indebtedness to enforce subordination of the Note pursuant to the provisions of this Article III shall not at any time be prejudiced or impaired by any act or failure to act on the part of the Company or any such holder of Senior Indebtedness, including without limitation, any forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of security of or in respect of any Senior Indebtedness or by noncompliance by the Company with the terms of such subordination regardless of any knowledge thereof such holder may or otherwise be charged with.

        3.09. Company to Make Payments of Interest and Principal Except as Provided. Except as provided in the Note, the Company shall make payments of principal of and interest on the Note in accordance with its tenor. Upon any payment or distribution of assets of the Company referred to in Section 3.03 hereof, the holder of the Note shall be entitled to rely upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article III.

        3.10. Separate Agreement. The holder of the Note agrees to execute, at the request of the Company, a separate agreement with any holder of Senior Indebtedness on the terms set forth in this Article III.

        3.11. Conversion Permitted. Notwithstanding anything to the contrary set forth herein, this Article III shall in no manner or fashion prevent the holder of the Note from exercising his right of Conversion.

                                   ARTICLE IV

        4.01. Events of Default. Each of the following events shall be deemed an "Event of Default":

               (a) default in the payment of (i) any installment of the principal of this Note to the holder of this Note, (ii) any obligation to make Additional Payments under the Agreement, or (iii) any amounts due under the Equipment Note, on the date when the same shall become due and payable, whether at maturity, on a date fixed for prepayment or by acceleration or otherwise;

               (b) default in the payment of any installment of interest on this Note for more than thirty (30) days after the date when the same shall become due and payable;

               (c) default in any material respect in the due observance or performance of any other covenant by the Company set forth in this Note, which default shall continue unremedied for thirty (30) days after the earlier to occur of (i) the Company obtaining actual knowledge of such default, or (ii) written notice thereof from the holder of this Note;

               (d) the Company, pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined) (i) becomes insolvent, (ii) fails to pay its debts generally as they become due, (iii) admits in writing its inability to pay its debts generally as they become due, (iv) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (v) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (vi) consents to the appointment of a custodian of or for any part of its property, (vii) consents to or acquiesces in the institution of bankruptcy or insolvency proceedings against it, (viii) applies for, consents to or acquiesces in the appointment of or taking possession by a custodian of the Company or for any part of its property, (ix) makes a general assignment for the benefit of its creditors, or (x) takes any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

               (e) a court of competent jurisdiction enters a judgment, decree or order or relief in respect of the Company, in an involuntary case or proceeding under any Bankruptcy Law which shall (i) approve as properly filed a petition seeking reorganization, arrangement adjustment or composition in respect of the Company, (ii) appoint a custodian of the Company or for any part of its property, or (iii) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of thirty (30) consecutive days; or any bankruptcy or insolvency petition or application is filed, or any bankruptcy or insolvency proceeding is commenced against the Company and such petition, application or proceeding is not dismissed within thirty (30) days; or any warrant of attachment is issued against any portion of the property of the Company thereof which is not released within 15 days of service;

               (f) any of the Security Documents cease to be in full force and effect (other than as a result of termination pursuant to its terms) or such Security Document or any of its material provisions is declared null and void or otherwise becomes unenforceable in accordance with its terms; or

               (g) the Company shall default in the performance or observance of any other material term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and the default continues unremedied for 30 days after the earlier to occur of (i) the Company obtaining actual knowledge thereof or (ii) written notice thereof from the holder of this Note.

        For purposes hereof, "Bankruptcy Law" means Title 11, United States Code or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

        4.02.  Remedies.

               (a) At any time during the continuance of an Event of Default and subject to the provisions of Article III, the holder of the Note may, by written notice to the Company, declare the entire principal amount thereof forthwith to be due and payable, whereupon the Note shall become due and payable, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; provided, however, that if any Event of Default described in Section 4.01 shall occur for any reason whatsoever (and regardless of whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law of otherwise), then subject to the absolute priority in right of payment of the holders of the Senior Indebtedness as described in Article III hereof, the entire principal of and accrued interest on the Note shall automatically become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

               (b) Subject to the provisions of Article III hereof and the rights of the holders of Senior Indebtedness (including without limitation the absolute priority in right of payment of the holders of Senior Indebtedness as described in Article III hereof), in case any one or more Events of Default shall occur and be continuing, the holder of the Note may proceed to protect and enforce its rights by an action at law, suit in equity, or other appropriate proceeding, whether for the specific performance of any agreement contained in the Note or for an injunction against a violation of any of the terms of the Note, or in the aid of the exercise of any power granted by the Note, or by law. In case of a default in the payment of any principal of or interest on the Note, the Company shall pay to the holder such further amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of the holder of the Note in exercising any right shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by the Note upon the holder shall be exclusive of any right, power or remedy referred to in the Note, or now or hereafter available at law, in equity, by statute or otherwise.

        4.03. Annulment of Defaults. Section 4.02 is subject to the condition that, if at any time after the Note shall have become due and payable pursuant to Section 4.02, and before any judgment or decree for the payment of the moneys so due, or any portion thereof, shall have been entered, every Event of Default shall have been made good or cured, then and in every such case the holder of the Note may, but need not, by written instrument filed with the Company, rescind and annul the acceleration of payment on any of the Note pursuant to
Section 4.02, but no such rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

                                    ARTICLE V

        5.01. Right of Set-Off. The Company shall have no right of set-off with respect to any amounts or sums due to the Company against it payment obligations under this Note, except amounts or sums arising from the indemnification obligations of Payee the setoff of which amounts shall be subject to the provisions of Sections 9.02(c) of the Agreement or TCS.

        5.02 Security for Note. This Note and all amounts payable hereunder are secured by the liens described in, and intended to be within the scope of, that certain Security Agreement dated the date hereof between the Company and the Payee.

                                   ARTICLE VI

        6.01. Governing Law. The terms of the Note shall be construed under and interpreted in accordance with the internal laws of the Commonwealth of Massachusetts.

        6.02. Notices. All notices and other communications thereunder shall be in writing and shall be deemed to have been duly given when mailed, by registered or certified mail, return receipt requested, postage prepaid:

        If to the Company, to:

        Endogen, Inc.
        30 Commerce Way
        Woburn, MA  01801

        Telecopy:  (617) 937-0891

        Attn.:  President and Chief Executive Officer

        with a copy to:

        William J. Schnoor, Jr., Esq.
        Testa, Hurwitz & Thibeault
        High Street Tower
        125 High Street
        Boston, MA  02110

        Telecopy:  (617) 248-7100


        If to the holder of the Note, to:

        its address as maintained in accordance with Section 1.01

        with a copy to:

        Goodwin, Procter & Hoar L.L.P
        Exchange Place
        Boston, MA  02109
        Attention:  Stuart M. Cable, Esq.

        Telecopy:  (617) 570-1231

        If to the holder of Senior Indebtedness, to:

        the respective address for notices set forth in the applicable documentation evidencing such indebtedness.

or to such other address as any such party shall give notice of to all known parties under this Section 6.02.

        6.03. Amendments; No Waivers. The Note may be amended with respect to any and all provisions hereof by a writing signed by the Company and the holder of the Note. No waiver of any right hereunder by the Company or the holder of the Note shall operate as a waiver of any other right or of the same right with respect to any subsequent occasion. No waiver by the Company or the holder of the Note of any breach of the Note shall be held to constitute a waiver of any other breach.

        6.04. Successors and Assigns. All provisions of the Note shall be binding upon, inure to the benefit of, and be enforceable by and against the successors or assigns of the Company and any subsequent transferee of the Note.

        6.05. Headings. Headings in the Note are included for reference only and shall have no effect upon the construction or interpretation of any part of the Note.


        IN WITNESS WHEREOF, the Company has caused this Note to be executed by its officer thereunto duly authorized as of the date first above written.

                                  ENDOGEN, INC.


                                      By: /s/Owen A. Dempsey
                                          -------------------------------------
                                          Owen A. Dempsey
                                          President and Chief Executive Officer